UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 30, 2015

U.S. Rare Earths, Inc.
 (Exact name of Registrant as Specified in its Charter)

Nevada	000-36888	87-0638338
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5600 Tennyson Parkway, Suite 240
Plano, Texas 75024
 (Address of Principal Executive Office)

Registrant's telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.
Other Events

On August 30, 2016, in order to avoid the loss of certain mineral claims owned by the Registrant which required payments by August 30, 2016 to the United States Department of the Interior, Bureau of Land Management, the Registrant borrowed $19,425 from Thorium Energy Partners LLC, an entity owned by a shareholder of the Registrant and a creditor of the Registrant which is owed approximately $823,000 pursuant to previous loans made to the Registrant. The Registrant was without the funds to make such payments.

The loan matures on November 15, 2016 and is secured by a lien on and security interest in the mineral leases covered by such claims. In connection with such loan transaction, Thorium agreed to extend the maturity dates of certain other promissory notes held by it which were in default as of August 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

By:	/s/ Kevin Cassidy
Kevin Cassidy
Chairman of the Board
Date: September 6, 2016